                     CONSTRUCTION/PERMANENT LOAN AGREEMENT

     THIS LOAN AGREEMENT is dated the 6th day of November, 1997, by and among CULUSVI, INC., a U.S. Virgin Islands corporation whose mailing address is 12410 SE 32nd Street, Bellevue, Washington 98005 (the "Borrower"), COST-U-LESS,
INC., a Washington corporation whose mailing address is 12410 SE 32nd
Street, Bellevue, Washington 98005 (the "Guarantor"), and BANCO POPULAR DE PUERTO RICO, a commercial banking institution whose mailing address is P.O. Box 8580, St. Thomas, U.S. Virgin Islands 00801 (the "Bank").

     WHEREAS, the Bank has agreed to make, and the Borrower has accepted, a loan upon the terms and conditions hereinafter described (the "Loan"), to be used by the Borrower for (a) the construction of a retail building and related facilities (the "Project") on the real property herein described and in accordance with plans and specifications submitted to and approved by the Bank (the "Plans and Specifications") and (b) closing costs associated with the Loan;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. REPRESENTATIONS. The Borrower and the Guarantor, respectively, represent, covenant and warrant that:

     1.1 Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands and has the corporate power to make this Agreement and to borrow hereunder. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power to make this Agreement and to guaranty the Loan.

     1.2 Corporate Authority. The making and performance by the Borrower and Guarantor of this Agreement has been duly authorized by all necessary corporate action and will
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not violate any provision of law or of their Articles of Incorporation or Bylaws or result in the breach of, or constitute a default under, or, except as hereinafter provided, result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower or Guarantor pursuant to any indenture or bank loan or credit agreement, or other agreement or instrument to which the Borrower or Guarantor is a party or by which the Borrower, Guarantor or the property or either may be bound or affected.

     1.3 Financial Condition. The most recent financial statements of the Borrower and Guarantor, and other related information, heretofore furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and Guarantor and the results of operations for the period(s) specified therein. To the best of the Borrower's and Guarantor's knowledge and belief, the Borrower and Guarantor have no contingent obligations, liabilities for taxes, or unusual forward or long term commitments, except as herein specifically mentioned, not disclosed by, or reserved against, in said financial statements, and, at the present time, there are no material unrealized or anticipated losses from any unfavorable commitments of the Borrower or Guarantor. Said financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained by the Borrower and Guarantor throughout the period involved. Since the dates of such financial statements, and since the date of the other financial information provided to the Bank, there have been no material adverse changes in the financial condition of the Borrower or Guarantor from that set forth in said financial statements or in said other financial information as of the date thereof.

     1.4 Litigation. Except as Bank has been advised in writing, there are no suits or proceedings pending, or, to the knowledge of the Borrower or Guarantor, threatened, against or

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affecting the Borrower or Guarantor which, if adversely determined, would have a material adverse effect on the financial condition or business of the Borrower or Guarantor. There are no proceedings by or before any governmental commission, bureau or other administrative agency pending, or to the knowledge of the Borrower or Guarantor threatened, against the Borrower or Guarantor.

     1.5 Titles; Liens. The Borrower and Guarantor have exclusive good and marketable title to each of the fixed properties and assets reflected in their financial statements free and clear of all mortgages, liens and encumbrances, except (a) liens, if any, for current taxes, assessments and governmental charges not delinquent or whose validity is being contested at the time in good faith and by appropriate proceedings, and covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which, in their opinion, do not and will not interfere with the occupation, use and enjoyment of such properties and assets in the normal course of business as presently conducted or planned or materially impair the value of such properties and assets for the purpose of such business, (b) mortgages, liens and encumbrances disclosed in the financial statements provided in Subsection 1.3 above, and (c) mortgages, liens and encumbrances in favor of the Bank.

     1.6 Environmental Compliance. To the best of the Borrower's knowledge and belief, the Borrower has duly complied with, and the Mortgaged Property (as hereinafter defined) and Borrower's business operations, assets, equipment, property, leaseholds or other facilities are in compliance with the provisions of all federal and territorial environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder and the Borrower has been issued and will maintain all required federal and territorial permits, licenses,

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certificates, and approvals relating to (1) air emissions, (2) discharges to surface water or groundwater, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal or territorial law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (6) other environmental, health, or safety matters and the Borrower has received no notice of, and neither knows of nor suspects, facts which might constitute any violations of any federal or territorial environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Mortgaged Property or Borrower's business, operations, assets, equipment, property, leaseholds, or other facilities and except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release, or discharge into or upon (1) the air, (2) soils or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the Mortgaged Property, of any toxic or hazardous substances or wastes at or from the Mortgaged Property; and accordingly, except for inventory of raw materials, supplies, work in progress and finished, that are to be used or sold in the ordinary course of business, the Mortgaged Property is free of all such toxic or hazardous substances or wastes and there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Mortgaged Property, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage,

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transportation, or disposal of toxic or hazardous substances or waste, or (6)
other environmental, health, or safety matters affecting the Borrower, the Mortgaged Property or Borrower's business, operations, assets, equipment, property, leaseholds, or other facilities. The Borrower has received no notice of indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal) which has not been previously disclosed to the Bank in writing.

     1.7 Contract Obligations. The Borrower is not a party to any contract or agreement which materially and adversely affects Borrower's business, properties, or assets, or Borrower's condition, financial or otherwise, except as hereinafter identified; and neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor compliance with the terms, conditions and provisions of this Agreement, the Security Instruments referred to herein and the Note issued hereunder will conflict with or result in a breach of the terms, conditions, or provisions of any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower is bound or will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, except as permitted by the provisions hereof. To the best of Borrower's knowledge and belief, the Borrower has no contingent obligations except those arising in the ordinary course of the Borrower's business.

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     1.8  The Property. The Borrower has a leasehold interest in the Mortgaged
Property (hereinafter defined) and there are no encumbrances, restrictions or covenants of record which would prevent or otherwise affect the development of the Project, except as has been disclosed to and approved by the Bank in writing.

     1.9 Business Licenses and Governmental Permits. The Borrower possesses or will obtain all licenses, franchises, and permits necessary for the conduct of Borrower's business as now, or proposed to be, conducted, and for the development and construction of the Project without substantial known conflict with the rights of others.

     1.10 Use of Loan Proceeds. The proceeds of the Loan shall be solely for the purposes herein stated in connection with the Project in accordance with the provisions hereof.

     1.11 Enforceability. This Agreement, the Note (as defined in Subsection 2.4), Security Instruments (as defined in Section 3) and other documents to be delivered and executed simultaneously herewith (collectively referred to herein as the "Loan Documents") are the legal, valid and binding obligations of the Borrower and Guarantor, enforceable against the Borrower and Guarantor in accordance with their respective terms.

     2.  THE AGREEMENT TO LEND.

     2.1 Type. The Loan shall be in the form of a fifteen year installment loan in the maximum principal amount of TWO MILLION AND 00/100 DOLLARS
($2,000,000.00) payable in one hundred eighty (180) consecutive monthly installments of principal and interest after an initial period of interest only payments as set forth below.

     2.2 Principal and Interest Payments. The Borrower shall repay the principal amount of the Loan to the Bank in one hundred eighty (180) consecutive monthly installments of

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principal as follows: (a) one hundred seventy nine (179) consecutive monthly installments of ELEVEN THOUSAND ONE HUNDRED ELEVEN AND /100 DOLLARS ($11,111.00) each, commencing on the first day of the seventh full month from the date hereof and continuing each consecutive month, and (b) a one hundred eightieth (180th), final installment of principal then outstanding, together with all accrued and unpaid interest. Interest accrued on the principal sum from time to time outstanding at the rate set forth in Subsection 2.3 below shall be due and payable monthly together with each monthly payment of principal as set forth above, provided however, that interest accrued from the date hereof until the date that monthly payments of principal commence as provided above shall be due and payable on the first day of each month commencing on the first day of the first month following the date hereof and continuing on the first day of each subsequent month. The Loan may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefor. All payments and prepayments shall be applied first to late charges (including any interest charged at the Default Rate, as defined below), if any, second to other accrued interest and the remainder to the outstanding principal balance.

     2.3 Interest. The Loan shall bear interest on the principal sum advanced and outstanding at a per annum rate equal to one percent (1%) above the prime rate as it varies (any change in interest resulting from the change in the prime rate to be effective at the beginning of the day on which such change in the prime rate is announced). The term "prime rate" as used herein means that rate of interest from time to time announced by Chase Manhattan Bank, N.A. ("Chase") at its principal offices in New York, New York as its floating prime rate, which is not necessarily the lowest rate charged by Chase or the Bank. Interest shall be calculated daily on a

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three hundred sixty (360) day basis at the rate hereinabove set forth and shall be due and payable monthly commencing on the first day of the first full month following the date hereof as set forth in Subsection 2.2 above.

     Notwithstanding the foregoing, at any time that an event of default, as defined in Section 10, hereof, shall have occurred and be continuing, the Loan shall bear interest at a rate per annum equal to two percent (2.0%) above the prime rate as it varies (the "Default Rate") (any change in interest resulting from the change in the prime rate to be effective at the beginning of the day on which such change in the prime rate is announced). Interest at the Default Rate shall be calculated daily on a three hundred sixty (360) day basis and shall be due and payable monthly on the first day of each month as provided in the preceding paragraphs.

     2.4 The Note. The Loan shall be evidenced by a promissory note of the Borrower (the "Note"), in the amount of the Loan, dated the date hereof, due and payable to the order of the Bank as hereinabove and therein set forth.

     3. SECURITY. The Loan shall be secured by this Agreement and the following agreements, pledges, and assignments of the Borrower (collectively the "Security Instruments"):

     3.1 First Priority Leasehold Mortgage - Construction Security Interest. A First Priority Leasehold Mortgage - Construction Security Interest of even date herewith (the "Mortgage") from the Borrower to the Bank, which shall create a first priority lien over the Borrower's leasehold interest in the real property described below pursuant to a Ground Lease dated October 20, 1997, between Market Square East, Inc., as Lessor, and Borrower, as Lessee (the "Lease"), pursuant to which the Borrower possesses the real property and improvements located or to be constructed thereon described as follows:

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             a 46,538 square foot portion (known as "Lease Area 'A'"), the survey plan and metes and bounds legal description of which are attached hereto and made a part hereof as Exhibit A, of Parcel No.1-2 Estate Donoe No. 2A New Quarter St. Thomas, U.S. Virgin Islands, as shown on P.W.D. Drawing No. A9-369-T89

(the "Mortgaged Property").

     3.2 Security Agreement and UCC-l Financing Statement. A Security Agreement in favor of the Bank (the "Security Agreement"), granting to the Bank a first priority security interest in all assets of the Borrower excluding inventory and accounts receivable. The lien of said Security Agreement shall be perfected by a UCC-l Financing Statement(s) to be executed of even date herewith by the Borrower and the Bank and filed with the Corporate Division of the Office of the Lieutenant Governor of the U.S. Virgin Islands.

     3.3 Assignment of Lease. An Assignment of Lease, assigning to the Bank the Borrower's leasehold interest in the Mortgaged Property.

     3.4 Assignment of Subleases and Rents. An Assignment of Subleases and Rents, which shall assign to the Bank all existing and future subleases to all or any part of the Mortgaged Property and all rental income derived or to be derived from the Mortgaged Property.

     3.5 Assignment of Plans and Specifications. An Assignment of Plans and Specifications, assigning to the Bank the Borrower's interest in the Plans and Specifications.

     3.6 Assignment of Construction Contract. An Assignment of Construction Contract assigning to the Bank the Borrower's interest in the contract(s) with the general contractor and/or construction manager for the Project (collectively, the "Construction Contract").

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     3.7  Assignment of Project Permits. An Assignment of Project Permits
assigning to the Bank the Borrower's interest in the governmental permits issued for the Project.

     3.8 Unlimited Guaranty. The unlimited and unconditional guaranty (the "Guaranty") of the Guarantor, guaranteeing repayment of the Loan, and the Borrower's obligations under this Agreement and the Security Instruments securing the Note.

     4. CONDITIONS TO CLOSING. The Bank shall close the Loan (but shall not be obligated to make any advance for construction costs unless and until the Borrower has complied with all other provisions of this Agreement), subject to the fulfillment to the satisfaction of the Bank of the following conditions and all other applicable terms of this Agreement and the Loan Documents:

     4.1 Title Insurance. The Bank shall have received a commitment for title insurance policy issued by a title company satisfactory to the Bank, dated the date of this Agreement and satisfactory in substance and form to the Bank and its counsel, stating that (a) the leasehold title to the Mortgaged Property is vested in the Borrower, and (b) insuring the interest of the Bank under the Mortgage as a holder of first priority leasehold mortgage on the Mortgaged Property with no exceptions other than (i) a lien for real estate taxes not yet due and payable, and (ii) such other exceptions acceptable to the Bank and its counsel.

     4.2 Survey. The Bank shall have received two (2) copies of a survey and legal description (including a metes and bounds description) of the Mortgaged Property together with an A.L.T.A. certification and a Surveyor's Report, satisfactory in substance and form to the Bank and the title insurer, showing all easements, encroachments, rights-of-way, roads, alleyways, paths, and set-backs and such other matters as revealed by inspection and survey of the

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Mortgaged Property, and shall clearly indicate all monuments and other controls relied upon by the surveyor (the "Survey"). All of the foregoing shall be sufficient to delete the standard survey exception in the commitment for title insurance provided for in Subsection 4.1 hereof.

     4.3 Plans and Specifications. The Bank shall have received the Plans and Specifications together with any and all changes made to the date of the advance, together with such evidence as the Bank may require showing that such Plans and Specifications have been approved by all governmental authorities having or claiming jurisdiction thereover, which Plans and Specifications shall be satisfactory and have the written approval of the Borrower and the Bank. No material modification of said Plans and Specifications shall be effective unless the Bank shall consent in writing thereto.

     4.4 Supervisory Inspector's Review and Report. The Supervisory Inspector appointed by the Bank as provided in Section 12 hereof shall review all Plans and Specifications, and any other relevant material related to the Project, prior to the making of the first advance. The Bank shall have received the written opinion of the Supervisory Inspector satisfactory to the Bank with regard to: (i) general completeness of the Plans and Specifications, (ii) sufficiency of the design criteria, (iii) compliance with all applicable Building Codes, Zoning Regulations and other laws requiring governmental permits for the development or construction of the Project, (iv) adequacy of the structural, electrical and mechanical systems for the Project, (v) adequacy of the construction schedule, the Construction Contract, major subcontracts and any agreements with the architect(s) and engineer(s) or record for the Project, (vi) adequacy of the final construction hard costs budget and proposed trade payments schedule for the Project submitted by or on behalf of the Borrower, (vii) adequacy of the survey, plot plan, and soil report provided by or on

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behalf of Borrower along with the Plans and Specifications and (viii) the
Supervisory Inspector's satisfaction that the projected construction costs are in line with market conditions.

     4.5 Security Instruments. The Bank shall have received the fully executed Security Instruments described in Section 3 hereof.

     4.6 Proof of Corporate Action. The Bank shall have received certified copies of all corporate organizational documents and all corporate action taken by the Borrower and Guarantor to authorize the execution and delivery of this Agreement, the Note and the borrowing and guaranteeing hereunder, and such other papers as the Bank shall reasonably request.

     4.7 Subordination of Shareholders' Loans. All shareholders shall have executed and delivered to the Bank a subordination agreement, satisfactory in form and substance to the Bank and its counsel, subordinating their shareholder loans, if any, to the Loan.

     4.8 Insurance. The Bank shall have received from the Borrower the following policies of insurance procured through agencies licensed to do business in the U.S. Virgin Islands, from insurance companies which shall be financially sound, reputable and satisfactory to the Bank:

          (a) Upon Completion of the Project (as defined in Section 7 hereof), insurance coverage with respect to the improvements comprising the Mortgaged Property providing for payment to the Bank as mortgagee/loss payee against loss or damage by fire, earthquake, windstorm and other risks now embraced by the so-called broad form extended coverage endorsement, in amounts not less than the full insurable value of the improvements.

          (b) Until Completion of the Project (as defined in Section 7 hereof), insurance coverage providing for payment to the Bank as mortgagee/loss payee against the risk of fire, windstorm, earthquake with extended coverage endorsements in Builder's Risk Completed Value Non-reporting form with limits of not less than the full insurable value of the improvements being built on the Mortgaged Property.

          (c) Comprehensive General and Excess Liability Insurance coverage, including employer's liability "stop-gap", personal injury, hired and no-owned automobiles, products/completed operations, independent contractors (if any), blanket liability broad form, property damage and personal injury, in form, amount and coverage satisfactory to the Bank and its counsel.

          (d) Appropriate workers' compensation insurance in respect of any work on or about the Property in accordance with U.S. Virgin Islands law.

          (e) If it is determined from the National Flood Insurance Report that the Mortgaged Property is located in a designated flood prone area, Federal Flood Insurance naming the Bank as mortgagee/loss payee up to the maximum amount available covering such premises.

          (f) Such other insurance with respect to the Mortgaged Property in such amounts and against such insurable hazards as the Bank from time to time may reasonably require.

          (g) The foregoing insurance policies shall provide that they may not be canceled, or the amount(s) of coverage provided reduced, for any reason until not less than thirty (30) days written notice shall have been give to the Bank of the insurance company's intention to cancel or reduce the amount(s) of coverage provided under such policy or policies during which time the Borrower shall replace said policy or policies with new, substitute or successor policies to comply with the requirements of this Subsection 4.8.

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     4.9  Loan Fees. The Bank shall have received from the Borrower the
Commitment Fee in the amount of TWENTY THOUSAND DOLLARS ($20,000.00) and the Application Fee in the amount of ONE HUNDRED FIFTY DOLLARS ($150.00).

     4.10 Taxes and Permits. The Bank shall have received copies of all site development, construction and similar permits required in connection with the initial construction of the Project together with evidence that all fees for such permits have been paid. The Bank shall have received such written evidence as it may require that all applicable taxes, due or past due have been paid. The Bank shall have received a Certificate of Real Property Tax Status from the Treasury Division, Department of Finance, showing that there are no taxes owed on the Mortgaged Property, together with copies of the paid receipts for the 1992, 1993, 1994 and 1995 real property taxes.

     4.11 Cost Breakdown - Construction Schedule. The Bank shall have received from Borrower a projected development and construction cost breakdown, satisfactory to the Bank in form and substance, specifying in reasonable detail projected amounts to be payable for each category of work to be performed and materials to be supplied in connection with the development and construction of the Project, along with a projected schedule for the progress of such construction (the "Construction Cost Breakdown and Schedule").

     4.12 Draw Schedule. The Bank shall have received from Borrower a draw schedule satisfactory to the Bank.

     4.13 List of Contractors and Materialmen. The Bank shall have received from Borrower a list of contractors and materialmen intended by the Borrower to perform work or supply materials in connection with the development and construction of the Project, together with conformed copies of the fully executed Construction Contract and subcontracts for such work and material in form and substance satisfactory to the Bank.

     4.14 Landlord's Consent to Assignment of Lease. The Bank shall have received a validly executed Consent to Assignment of Lease from the Lessor, satisfactory in form and substance to the Bank and its counsel, consenting to the Borrower's execution and recording of the Assignment of the Lease.

     4.15 Landlord's Consent to Mortgage, Assignment of Subleases and Rents and Estoppel Certificate. The Bank shall have received a validly executed Consent to Mortgage, Assignment of Subleases and Rents and Estoppel Certificate from the Lessor, satisfactory in form and substance to the Bank and its counsel, consenting to the Borrower's execution and the recording of the Mortgage and the Assignment of Subleases and Rents and stating that the Borrower is not in default under the terms of the Lease.

     4.16 Lease Memorandum. The Bank shall have been provided with a lease memorandum, in recordable form, describing the provisions of the Lease, which provisions shall include the term of the Lease, which, including any options to extend, shall be for a period of not less than the life of the Loan.

     4.17 Approval of Bank Counsel. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

     4.18 Opinion of Counsel for Borrower and Guarantor. The Bank shall have received from counsel for the Borrower and Guarantor a favorable opinion dated the same date hereof addressed to the Bank and satisfactory in scope, form and substance to the Bank and its counsel, covering the following matters:

          (a) Borrower. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the U.S. Virgin Islands, has the legal capacity and authority to own real property and other property to the extent required to properly and adequately conduct its business and that no part of this transaction violates any restriction, term, condition or provision of the Borrower's Articles of Incorporation or its Bylaws.

          (b) Guarantor. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the legal capacity and authority to own real property and other property to the extent required to properly and adequately conduct its business and that no part of this transaction violates any restriction, term, condition or provision of the Guarantor's Articles of Incorporation or Bylaws.

          (c) Loan Agreement. This Agreement has been duly executed and delivered by the Borrower and Guarantor and constitutes a legal, valid and binding instrument except as may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws generally affecting the rights of creditors.

          (d) Note. The Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors.

          (e) Security Instruments. The Security Instruments have been duly executed and delivered by the Borrower and Guarantor and constitute legal, valid and binding instruments, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors.

          (f) Remedies. The remedies contained within all the Loan Documents are effective under the laws of the U.S. Virgin Islands in order to expedite the collection of the Loan and/or foreclosure upon default under the terms of the Loan Documents.

     4.19 Other Documentation. The Bank shall have received from the Borrower such other items and documents required to be provided by the Borrower as may be set forth on the Closing Agenda utilized by the Bank and the Borrower to close the Loan, but not otherwise specifically referred to herein.

     5. ADDITIONAL CONDITIONS OF LOAN ADVANCES FOR CONSTRUCTION COSTS. The Bank shall make advances on the Loan and under the Note for construction costs, subject to the fulfillment to the satisfaction of the Bank of the following conditions and all other applicable terms of this Agreement and the Loan
Documents:

     5.1 In General. Subject to the Borrower's compliance to the Bank's satisfaction with the terms and conditions set forth in Section 5 and any and all other applicable terms and conditions in this Agreement and the Loan Documents and provided that no event of default (as defined in Section 10 hereof) shall have occurred and be continuing, the Bank shall make advances on the Loan for construction costs upon not less than three (3) business days prior written notice from the Borrower to the Bank, on standard A.I.A. Application for Payment G-702 and G-703 forms, not more frequently than monthly, and in amounts not less than Twenty Five Thousand Dollars ($25,000.00) each, in accordance with the draw schedule approved by the Bank. All advances shall be made at the principal office of the Bank or at such other place as the Bank may from time to time designate. The Bank shall have no obligation to make a requested advance unless and until the Borrower has complied to the satisfaction of the Bank and its counsel with all applicable terms and conditions of this Agreement.

          (a) Amount of Advances. In the case of advances under the Loan with respect to construction items, said advances shall be comprised as the total sum of:

          (i) the aggregate value of the class of work (including labor) projected for the ensuing month, to the reasonable satisfaction of the Bank; plus

          (ii) reimbursement for non-construction expenditures as categorized in the budget; plus

          (iii) the aggregate value of the materials and equipment incorporated into the work to the reasonable satisfaction of the Bank, or ordered, with deposits placed, or stored on the Mortgaged Property and insured; less

          (iv)  the amount of prior advances;

for purposes of Subparagraphs (i) and (iii) above, "value" shall be computed substantially in accordance with the amounts assigned thereto in the Construction Cost Breakdown and Schedule or other schedule of payments as shall have been approved by the Borrower and the Bank, provided however, that if there has not been a Construction Cost Breakdown and Schedule or other schedule of payments agreed upon and approved by the Borrower and the Bank, said values shall be determined by the Bank in its discretion.

          (b) Non-Construction Expenses. Reimbursement for non-construction expenditures ("soft costs") shall not exceed the sums allocated to such purpose in the draw schedule approved by the Bank and shall be based upon requisitions for expenditures as approved by the Bank's Supervisory Inspector.

     5.2 Draw Fee and Wire Transfer Fee. The Bank shall have received a draw fee equal to one-eighth of one percent (1/8%) of the amount advanced, which shall be due and payable at the time of the advance by debit from the amount advanced. The Borrower shall pay one-half of any Bank wire transfer fees associated with each advance.

     5.3 Permits. The Bank shall have received copies of all building and similar permits required in connection with the then current stage of construction of the Project together with evidence that all fees for such permits have been paid.

     5.4 Work in Place. The Bank shall have received a report from its Supervisory Inspector as to the value of the work in place (including the fair market value of the Mortgaged Property).

     5.5 Certificate From Supervisory Inspector. Once each week during the term of the Project, the Bank shall have received a written report from its Supervisory Inspector that the work completed as of such date complies with the Plans and Specifications, as they may have been amended in compliance with this Agreement, and that such work has been performed in a good and workmanlike manner, and that all materials, supplies and fixtures usually furnished and installed at such stage of the Project have been furnished or installed and are of appropriate quality and that the Construction Cost Breakdown and Schedule has been adhered to, and any other pertinent aspects of the Project which, in his opinion, should be known to the Bank. Borrower shall reimburse the Bank for all fees paid for each inspection trip performed by the Supervisory Inspector.

     5.6 Title Insurance. The Bank shall have received an endorsement to the title insurance policy referred to in Subsection 4.1, which endorsement shall indicate that the title company has continued its title examination to the date of the contemplated advance and that such examination has disclosed no lien, encumbrance or other exception to the title other than those previously reported to and approved by the Bank, shall insure to the extent of all previous advances and shall insure the contemplated advance.

     5.7 Surveyor's Certificate. The Bank shall have been furnished with two copies of a certificate prepared by a licensed land surveyor (satisfactory to the Bank and the title company and authorized to exercise his profession in St. Thomas, U.S. Virgin Islands), certifying that the location of the improvements to date are within the boundaries of the Mortgaged Property and established building setback lines, if any, as shown on the Survey provided in connection with the first advance, and disclosing no other state of facts which, in the opinion of the Bank, would render title to the Mortgaged Property unmarketable; provided, however, that after the construction of the foundations of all buildings to be erected on the Mortgaged Property have been completed, an updated survey shall have been furnished showing the "as built" location of the foundations of the buildings, and thereafter the condition set forth in this Subsection shall be satisfied if the Bank shall have been furnished with a certificate of the licensed surveyor who shall have prepared such survey or such other licensed surveyor satisfactory to the Bank and the title company, stating that there have been no changes in the exterior lines of the improvements as shown on the survey furnished in connection with the first advance and that there is no encroachment over the Mortgaged Property or by any part of the improvements over the boundary lines or any established building setback line of the Mortgaged Property.

     5.8 Borrower's Contribution to Project. The Borrower shall have provided the Bank with satisfactory proof of Borrower's contribution of a minimum of $1,000,000.00 towards the hard costs of construction associated with the Project.

     6. INSPECTION. The Borrower shall permit any authorized representative designated by the Bank to inspect the Borrower's books and records pertaining to the Mortgaged Property or the Project, and to make extracts therefrom and to discuss the affairs, finances and accounts of the Borrower, all at such reasonable times and as often as may reasonably be requested and at the Borrower's expense. The Bank or its representative shall be permitted, at all reasonable times, to enter upon the Mortgaged Property, inspect the Project and the construction thereof and all materials, fixtures and articles used or to be used and to examine all detailed plans, shop drawings, specifications, construction agreements and documents. The Borrower shall furnish to the Bank, or its authorized representative, when requested, copies of such plans, drawings, specifications, construction agreements and documents.

     7. FINAL ADVANCE. When the Bank has determined to its satisfaction that the Project has been substantially completed in accordance with the Plans and Specifications (including all amendments and modifications thereof which have been approved by the Bank) in a good and workmanlike manner and in conformity with good construction and engineering practice, and the Bank shall have received (a) a certificate to that effect from its Supervisory Inspector, (b) evidence satisfactory to the Bank that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction, (c) to the extent any such certificate is a condition of the lawful use and occupancy of the improvements, a copy of the Certificate of Occupancy validly issued by the appropriate governmental authority, (d) two copies of a final survey showing the "as built" conditions of the completed Project which survey shall be made in a manner and scope similar to that described in Subsection 4.2 above, (e) a current and updated appraisal showing an estimated value satisfactory to the Bank as set forth in Subsection 8.9, and (e) a final release of liens from the Contractors and all subcontractors and materials suppliers (all of the foregoing being defined herein as "Completion of the Project"), and so long as the Borrower is not in default hereunder, the Bank shall advance to the Borrower the proceeds of the Note which have not theretofore been disbursed. If the conditions of this Section have not been fully satisfied, the Bank shall have no obligation to make the final advance under the Loan.

     8. AFFIRMATIVE COVENANTS. The Borrower agrees that so long as credit shall remain available hereunder and until payment in full of the Note, and performance of all of the Borrower's covenants and other obligations under this Agreement are satisfied, unless the Bank shall otherwise consent in writing, the Borrower will:

     8.1 Payment of Taxes. Pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or liens imposed upon the Borrower or upon the income or profits of the Borrower, or upon any property belonging to the Borrower prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrower; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and so long as Borrower furnishes the Bank, immediately upon such tax, assessment, charge, levy or claim becoming overdue, notice of that which Borrower intends to contest.

     8.2 Real Property Taxes. Pay or cause to be paid all real property taxes on the Mortgaged Property and submit to the Bank evidence of such payments.

     8.3 Insurance. Maintain, or cause to be maintained, the insurance coverage specified in Subsection 4.8 above.

     8.4 Notice of Litigation. Promptly give notice in writing to the Bank of any material contingent liability of the Borrower and of all litigation and of all proceedings by or before any governmental regulatory agency, against or affecting the Borrower, where the amount in controversy exceeds $100,000.00 or which, if adversely determined, would otherwise have a material adverse effect on the financial condition or business of the Borrower.

     8.5 Loan Proceeds. Apply proceeds of the Loan for the specific purposes provided for herein.

     8.6 Subordination of Loans. Subordinate all existing and future shareholders' loans and/or advances to the Loan; provided that the Borrower may make routine installment payments under such shareholders' loans so long as (a) the Borrower is not in default hereunder, and (b) interest on any such shareholders' loans does not exceed the interest rate charged on the Note, provided, however, that any shareholders' loans existing as of the date hereof may exceed the interest rate charged on the Note up to their current interest rate of 9.18%.

     8.7 Financial Statements. Furnish the Bank (1) within ninety (90) days after the end of each fiscal year of the Borrower and Guarantor, (a) audited financial statements of the Guarantor and its subsidiaries as of the close of such fiscal year, and (b) financial statements of the Borrower as of the close of such fiscal year, prepared in such manner as is acceptable to the Bank, which financial statements may be unaudited and prepared internally by the Borrower, and (c) the income tax returns of Borrower and Guarantor, and (2) such other information regarding the business affairs and financial condition of the Borrower and Guarantor as may be requested by the Bank, at such times, and prepared in such manner and by such persons as are acceptable to the Bank.

     8.8 Deposits. Maintain all direct and indirect depository accounts of the Borrower with the Bank.

     8.9 Appraisal. Upon Completion of the Project, provide the Bank with an appraisal report, in form and substance satisfactory to the Bank, indicating that the Mortgaged Property with improvements has a value of not less that $3,000,000.00.

     8.10 Debt Service Ratio. Maintain a debt service coverage ratio of 1.5, which ratio shall be the sum of operating income and depreciation less royalties, divided by the sum of the current portion of long term debt and interest expense.

     8.11 Environmental Compliance. Be and remain in compliance with the provisions of all federal, territorial, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting the Mortgaged Property; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

     8.12 Inspection and Maintenance. Allow the Bank or its duly authorized representatives to inspect the books, records, assets, property, and operations of the Borrower at any reasonable time on reasonable notice and maintain said books, records, assets, property and operations of the Borrower to the satisfaction of the Bank.

     8.13 Licenses. Obtain and promptly renew from time to time all consents, licenses, approvals and authorizations as may be required under any applicable law or regulation for the Project and the Borrower's business operations and for the making, performance, validity and enforceability of the Security Instruments.

     8.14 Workers' Compensation. Pay or cause to be paid to the Commissioner of Finance workers' compensation premiums for all employees of the Borrower, and submit to the Bank upon payment evidence of said payments and insurance coverage.

     8.15 Vouchers and Receipts. Provide the Bank promptly on demand any contracts, bills of sale, statements, receipts, vouchers or agreements pursuant to which the Borrower has any claim of title to any materials, furniture, fixtures or other articles delivered or to be delivered to the Mortgaged Property or incorporated or to be incorporated into the Project.

     8.16 Payments for Labor and Materials. Pay when due all bills for materials supplied (including without limitation furniture and fixtures) for, and for services of labor performed in connection with, the Project, and provide the Bank promptly on demand a verified written statement, in such form and with such detail as the Bank may require, showing all amounts paid and unpaid for labor and materials and all items of labor and materials to be furnished for the Project for which payment has not been made and the amount to be paid therefor.

     8.17 Loan to Value Ratio. Maintain a loan-to-value-ratio of not more than 70% of the value of the Mortgaged Property.

     8.18 Publicity. Allow the Bank to announce and publicize the source of the financing of the Project in such manner as the Bank may elect and at the Bank's expense, including without limitation the placement of a sign for display on the Property, and the Borrower shall provide a prominent and suitable location for the display of such sign for the duration of the Project or until the Loan has been repaid in full, whichever shall first occur.

     9. NEGATIVE COVENANTS. The Borrower hereby agrees that so long as credit shall remain available hereunder and until payment in full of the Note, and all other credit advanced by the Bank to the Borrower, without the prior written consent of the Bank, Borrower will not:

     9.1 Limitation of Liens to Secure Indebtedness. Sell, mortgage, pledge, hypothecate, assign, transfer, suffer to exist, or voluntarily subject to any lien or encumbrance to secure any indebtedness, the Mortgaged Property or the assets used or useful in connection with the Project or the Borrower's business located or to be located on the Mortgaged Property (the "Borrower's Business"), now owned or hereafter acquired, excluding, however, from the operation of this covenant, the Loan hereunder, other loans made by the Bank, insurance premium financings and the liens of NCR Credit Corp. under UCC-l Financing Statement C-2054 filed July 19, 1997, and any continuation of such UCC-l Financing Statement.

     9.2 Limitation of Construction and Other Liens. Allow to exist any mechanics lien or similar encumbrance in respect to work performed by any contractor, subcontractor or workman of any sort or any other lien as would preclude the Bank from obtaining recognition by the title insurance company of its valid first priority leasehold mortgage on the Property.

     9.3 Limitation on Indebtedness. Create or incur any indebtedness or obligation for borrowed money or issue or sell any obligations of the Borrower, excluding, however, from the operation of this covenant, the Loan hereunder, other loans made by the Bank and subordinated shareholders' loans.

     9.4 Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm, partnership, corporation or any other entity except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     9.5 Consolidation or Merger. Merge into or consolidate with or into any other corporation, partnership or business entity. For the purposes of this Subsection 9.5, the acquisition by the Borrower of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any other corporation or entity shall be deemed to be a consolidation of such corporation or entity with the Borrower.

     9.6 Disposition of Assets. Lend, sell, lease, transfer or otherwise dispose of any of the assets of the Borrower (other than obsolete or worn-out property not used or useful in its business), whether now owned or hereafter acquired, except in the ordinary and regular course of the Borrower's Business.

     9.7 Capital Expenditures. Incur capital expenditures in excess of $50,000.00 annually, without the prior written approval of the Bank.

     9.8 Dividends and Distributions. Declare or pay any dividends or authorize or make any other distribution of any profits or other revenues of the Borrower to any shareholder or third person in excess of $360,000.00 per annum, except as may be required to service approved shareholder loans or to fund such payments as are made out of surplus revenues, provided that such excess distributions shall not be allowed at any time that Borrower is in default hereunder.

     9.9 Capital Stock/Treasury Stock. Purchase, acquire, redeem or retire any capital stock of the Borrower, or issue any further capital stock or permit the sale of any treasury stock of the Borrower.

     9.10 Change in Borrower's Business. Effect, cause or permit any change in the Borrower's Business.

     9.11 Change in Stock Ownership. Effect, cause or permit any change in the ownership of Borrower or in the beneficiary or legal ownership of any shares in Borrower, except by descent or demise or through an approved dividend reinvestment plan.

     9.12 Amendment to Articles or Bylaws. Amend the Borrower's Articles of Incorporation or Bylaws.

     10. DEFAULT. The occurrence of any of the following events shall constitute a default under this Agreement:

          (a) if the Borrower or Guarantor is in default under any of the terms of this Agreement, the Note, the Mortgage, or any of the Security Instruments;

          (b) if the Borrower shall default in the due payment of the principal of or interest on the Note, or of any other indebtedness, which term shall mean any obligation or liability for borrowed money, owing by the Borrower to the Bank now existing or hereafter incurred, when the same shall be due;

          (c) if the Bank shall not approve of any requested payment because of any lien or encumbrance (other than a construction lien, notice of which has been filed and which is being contested pursuant to the Mortgage) which might have priority over any advances made or to be made hereunder or because of any structural or other defect with respect to the Project which materially impairs the value of the security for the advances made or to be made hereunder;

          (d) if the Borrower does not construct the Project in a good and workmanlike manner in accordance with the Plans and Specifications as they may have been modified or changed in compliance with this Agreement; or fails to comply promptly with, or diligently proceed with compliance with, any requirement, note or notice of violation of law issued by or filed in any department of any governmental authority having jurisdiction, against the Mortgaged Property or against the Borrower by reason of any material matter in or about such construction, or fails to furnish to the Bank, when requested, copies of official inquiries made by governmental authorities having jurisdiction;

          (e) if the Project be at any time discontinued for a period of more than 30 consecutive days, or not carried on with reasonable dispatch, except for Enforced Delays (the term "Enforced Delays" meaning delays in the performance of Borrower's obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, without limitation, Acts of God, acts of the public enemy, acts of the federal, territorial, or local government, fires, floods, strikes and unusually severe weather or delays of Trade Contractors due to such causes, but excluding delays caused by the Borrower's lack of funds to continue or complete the Project);

          (f) if the Borrower executes any conditional bill of sale, chattel mortgage, or other security agreement, except the Security Instruments, covering any materials, fixtures or articles used in the Project, or articles of personal property placed therein, or if any of such materials, fixtures or articles be not purchased so that the ownership thereof will vest unconditionally in the Borrower, free from encumbrance, on delivery at the premises, or if the Borrower does not produce to the Bank promptly after demand the contracts, bills of sale, statements, receipt vouchers or agreements, or any of them, under which the Borrower claims title to such materials, fixtures and articles;

          (g) if the Borrower assigns this Agreement or any of the advances or any interest therein, or Borrower's right to receive any advance or portion thereof; or if the Mortgaged Property be transferred or encumbered in any way without the consent of the Bank, or if the Borrower by operation of law shall be deprived of Borrower's rights hereunder or in the Mortgaged Property;

          (h) if any improvements or any portion thereof shall encroach over the boundary lines or any established building setback lines of the Mortgaged Property or violate the requirement of any governmental authority having jurisdiction, or if any structure on adjoining property shall encroach upon the Mortgaged Property;

          (i) if the improvements, in the judgment of the Bank, be materially injured or destroyed by fire or other cause and not have been promptly repaired or restored;

          (j) any representation or warranty made by the Borrower or Guarantor in connection with the Loan proves to have been incorrect in any material respect as of the date of this Agreement or as of the date on which it is made, or any statement, certificate or data furnished by the Borrower or Guarantor proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified;

          (k) a judgment for the payment of money shall be rendered against the Borrower or Guarantor and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution;

          (1) the Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or Guarantor or of all or a substantial part of the assets of the Borrower or Guarantor, (ii) be unable, or admit in writing, the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or Guarantor in any bankruptcy, reorganization or insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or Guarantor in any bankruptcy proceeding, reorganization or insolvency proceeding, or corporate action shall be taken by the Borrower or Guarantor for the purpose of effecting any of the foregoing;

          (m) if an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or Guarantor, by any court of competent jurisdiction, appointing a receiver, trustee or liquidator of all or a substantial part of the assets of the Borrower or Guarantor, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

          (n) if the Bank or the Bank's representative be not permitted, at all reasonable times, to enter upon the Mortgaged Property, to inspect the improvements and the construction thereof and all materials, supplies, chattels, fixtures, machinery and equipment used or to be used in the construction and to examine all detailed plans, shop drawings and specifications which are or may be kept at the site of the improvements, or if the Borrower shall fail to furnish to the Bank or the Bank's authorized representative, when requested, copies of such detailed plans, shop drawings and specifications;

          (o) if any of the materials, supplies, chattels, fixtures, machinery or equipment used in the construction of the improvement or appurtenances thereto or to be used in the operation thereof be not in accordance with the Plans and Specifications as approved by the Supervisory Inspector and the Bank, unless any substitutions therefor or variations therein have been waived or approved in writing by said parties;

          (p) the financial condition of the Borrower or Guarantor, or the physical condition of the Mortgaged Property, shall adversely change in any material respect from the condition of any of the foregoing represented in the information and documentation submitted by the Borrower in support of its application for the Loan; or

          (q) the Borrower shall default under the Lease.

     11.  REMEDIES

     11.1 Remedies Without Period of Grace. Upon the occurrence of an event specified in Section 11, the Bank shall have, in addition to the rights otherwise existing, the following rights and remedies:

          (a) Refusal of Advances. All obligation on the Bank's part to make the Loan or to make any advances shall be suspended, if the Bank so elects.

          (b) Payment of Advances. The Bank may make any advance, if it deems it advisable so to do, or may postpone or defer any advance or parts thereof. All such advances or postponements or deferrals thereof shall be deemed to have been made in pursuance of this Agreement and not in modification hereof. The Bank may make any such advance, notwithstanding that the Borrower shall have refused to request the same, such advance to be based upon work completed and costs incurred since the time of the last previous advance. The making of any advance or part thereof shall not be deemed an approval or an acceptance by the Bank of the work theretofore done, and election to make any such advance shall not be deemed a waiver of the right to demand payment of the Note, or an obligation to make any other advance. The Bank may, at its option, upon written notice to Borrower pay all or any part of any advance directly to any person, firm or corporation whom the Borrower would otherwise be obligated to pay out of the proceeds of such advance.

          (c) Default Rate. For so long as such event of default shall continue, the Loan shall accrue, and the Borrower shall pay to the Bank, interest at the Default Rate.

     11.2 Remedies After Period of Grace. Upon the occurrence of an event specified in Section 10, and after the ten (10) days written notice thereof from the Bank to the Borrower, the Bank shall have, in addition to the rights specified in Subsection 11.1 hereof and any rights otherwise existing, the following rights and remedies: all sums theretofore advanced with all accrued interest thereon shall at the option of the Bank become immediately due and payable, or, without waiving the Bank's rights at any time thereafter to elect to declare all sums advanced with all accrued interest to be due and payable, the Bank may undertake to perform any and all work and labor necessary to complete the Project in accordance with the Plans and Specifications as they may have been amended in compliance with this Agreement and make such payments as may be required by this Agreement, the Mortgage or other Security Instruments. All sums so expended by the Bank, including any amount in excess of the principal amount of the Note, shall be deemed to have been paid to the Borrower and deemed to be secured by the Mortgage and the other Security Instruments. For this purpose, the Borrower hereby constitutes and appoints the Bank its true and lawful attorney-in-fact with full power of substitution to complete the work in the name of the Borrower, and hereby empowers such attorney (i) to use any funds of the Borrower, including any funds which may remain unadvanced under the Note and hereunder for the purpose of continuing the Project in the manner called for by the Plans and Specifications, as they may have been amended in compliance with this Agreement, or paying, settling or compromising all existing bills and claims which are or may be liens against the Mortgaged Property, or as may be necessary or desirable for the continuation of the work, or for the clearance of title, or paying, for the account of the Borrower, any amounts payable by the Borrower under this Agreement, the Mortgage or other Security Instruments; (ii) to make such additions and changes and corrections in the Plans and Specifications as may be necessary or desirable to complete the Project; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purpose; and (iv) to execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents and to do any and every act which the Borrower might do in its own behalf. Such appointment shall be deemed to be coupled with an interest which cannot be revoked. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take such action and require such performance as it deems necessary. The Borrower hereby assigns and quitclaims to the Bank all sums to be advanced under the Note and hereunder (together with any interest in respect thereof), conditioned upon the use of such sums as provided in this Section, such assignment to become effective, however, only in case of the Borrower's default.

     11.3 Forbearance of Remedies Upon Default. The Bank will not exercise any right, power or remedy with respect to any default hereunder until the expiration of any grace period provided with respect thereto. The Bank will not exercise any right, power or remedy described in Subsection 11.2 hereof, with respect to the defaults, if the Bank shall have been provided with information or evidence satisfactory to the Bank (i) that the default has been cured and adequate compensation has been made for all damages occasioned by the default; or (ii) that the Borrower intends to cure the default, so that the same can be and will be cured expeditiously and in no event more than 30 days after the date of such default (or such shorter time period as may be provided for herein, in the Note or in the Security Instruments) or the date of the occurrence which ripened into a default by passage of time, whichever shall first occur, and that adequate provision has been made for any damage which might be occasioned by the default. (Borrower's undertaking of a "Permitted Contest" as defined in and pursuant to the terms of the Mortgage shall be deemed by the Bank as satisfactory evidence that the Borrower intends to cure any such default).

     12. SUPERVISORY INSPECTOR. The Borrower agrees to the appointment by the Bank of TRACEY ROBERTS as the Bank's Supervisory Inspector and, in order to enable the Supervisory Inspector and its representatives conveniently to perform the Supervisory Inspector's duties to the Bank, agrees to cooperate with the Supervisory Inspector and to cause the Borrower's architect and general contractor, and the employees or subcontractors of each of them, to cooperate with the Supervisory Inspector, and, upon its request, to furnish it whatever it may consider necessary or useful in connection with the performance of its duties aforesaid including, without limiting the generality of the foregoing, true copies of working details, shop drawings and the Plans and Specifications and details thereof, samples of materials, licenses, permits, relevant certificates of public authorities, applicable zoning ordinances and building codes. If the Supervisory Inspector shall be, or for any reason become, disqualified or unable to continue to act as such, or if its services are terminated, the Bank may appoint a successor Supervisory Inspector and any such successor shall have the same duties to the Bank and shall be entitled to the same cooperation as if it had originally been named herein as Supervisory Inspector. The Borrower acknowledges that the duties of the Supervisory Inspector run solely to the Bank, and that in such capacity the Supervisory Inspector shall have no obligations or responsibilities whatsoever to the Borrower or to any of the Borrower's agents, employees or contractors.

     13. RELATIONSHIP OF PARTIES, INDEMNIFICATION. It is agreed between the parties hereto that Borrower has selected or will select all architects, engineers, contractors, materialmen, as well as all others furnishing services or materials for the construction of the Project and the Bank has, and shall have, no responsibility whatsoever for them or for the quality of their materials or workmanship, it being understood that the Bank's sole function is that of lender and the only consideration passing from the Bank to Borrower is the loan proceeds in accordance with and subject to the terms of this Agreement. It is also agreed that Borrower shall have no right to rely on any procedures required by the Bank herein, such procedures being for the sole protection of the Bank as lender and no one else. Borrower hereby agrees to hold and save the Bank harmless and indemnify it against and from claims of any kind of any persons, including, but without limiting the generality of the foregoing, employees of Borrower and contractors constructing the Project and any of their respective employees, any tenant of Borrower, any subtenant or concessionaire of any such tenant, and the employees and business invitees of any such tenant, subtenant or concessionaire, arising from or out of the construction, use, occupancy, or possession of the Project in accordance with the Plans and Specifications so long as Borrower shall remain in possession of the premises.

     14. CHANGE OF PARTIES. The Borrower will not assign this Agreement or the monies due hereunder or convey or further encumber the Mortgaged Property without the prior written consent of the Bank; and in the event of any such approved assignment, conveyance or encumbrance the Bank shall continue to make advances hereunder to the Borrower or to the Borrower's successor or assignee, and all sums so advanced shall be deemed advances under this Agreement and not in modification hereof. In the event the Borrower shall part with or in any manner be deprived of its leasehold interest to the Mortgaged Property in violation of this Section, the Bank may, at its option, continue to make advances under this Agreement and not in modification hereof. If the Borrower is in default under this Agreement, or as a part of the sale, consolidation, liquidation or merger of the Bank, the Bank may assign this Agreement and the Note and cause the assignee to make any advances not made at the time of the assignment, in which event all of the terms hereof shall continue to apply to the Loan, the Note, the Mortgage and the Security Instruments. All sums so advanced shall be deemed advances under this Agreement and not in modification hereof.

     15. LOAN EXPENSES. The Borrower agrees to pay all reasonable expenses (including legal expenses and attorneys' fees) payable in connection with the execution and delivery of this Agreement and of the Note, and the Security Instruments herein referred to, as well as all expenses (including legal expenses and attorneys' fees) of every kind incidental to the collection or enforcement of this Agreement, the Note and the other said Security Instruments; and the Borrower shall indemnify the Bank against all reasonable claims for such fees, charges and commissions arising in connection with the transaction contemplated by this Agreement.

     16. NO WAIVER; REMEDIES CUMULATIVE. No failure to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     17. ENTIRE AGREEMENT. The Borrower understands and agrees that this Agreement, along with Security Instruments executed simultaneously herewith, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements, written or oral, among the parties concerning the subject matter hereof

(except that Commitment Letter dated August 25, 1997, and accepted August 28, 1997, as amended by an Addendum to Commitment Letter, accepted September 29, 1997, the terms and provisions of which are incorporated herein by this reference and shall survive the closing of the Loan as set forth in Paragraph 16 of said Commitment Letter).

     18. AMENDMENT TO LOAN AGREEMENT. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties to this Agreement.

     19. WAIVER OF RIGHT TO TRIAL BY JURY. THE BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE LOAN DOCUMENTS, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK'S PERFORMANCE UNDER THIS AGREEMENT. FURTHER, THE BORROWER AND GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE

BANK'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     20.  MISCELLANEOUS.

     20.1 Definitions. Any accounting term used herein shall, unless the context otherwise specifies, be defined as most commonly defined in accordance with generally accepted accounting principles.

     20.2 Notice. Any notice required herein shall be deemed to have been properly served if hand delivered or telecopied or if sent by United States first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as such party shall have furnished to the other party in writing) if to the Borrower:

     CULUSVI, Inc.
     Attn:  Allan C. Youngberg, Vice President
     12410 SE 32nd Street
     Bellevue, WA 98005

     Telecopier No. 425-641-3383

and if to the Bank:

     (BY U.S. MAIL)
     Banco Popular de Puerto Rico
     Attn:  J. Arthur Downing,
            Vice President
     P.O. Box 8580
     St. Thomas, U.S. Virgin Islands 00804

     Telecopier No. 340-693-2782

     (BY HAND DELIVERY)
     Banco Popular de Puerto Rico
     Attn:  J. Arthur Downing,
            Vice President
     Veterans Drive
     St. Thomas, U.S. Virgin Islands 00802

     20.3 Construction. This Agreement is being executed in and shall be construed in accordance with the laws of the United States Virgin Islands.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the date first above written.

                                       CULUSVI, INC., Borrower


                                       By: /s/ Michael J. Rose
                                           -------------------------------------
                                           Michael J. Rose, President
                                                                          (SEAL)
                                       Attest: /s/ Allan C. Youngberg
                                               ---------------------------------
                                               Allan C. Youngberg, Secretary


                                       COST-U-LESS, INC., Guarantor

                                       By: /s/ Michael J. Rose
                                           -------------------------------------
                                           Michael J. Rose, President
                                                                          (SEAL)
                                       Attest: /s/ Allan C. Youngberg
                                               ---------------------------------
                                               Allan C. Youngberg, Secretary


                                       BANCO POPULAR DE PUERTO RICO

                                       By: /s/ J. Arthur Downing
                                           -------------------------------------
                                           J. Arthur Downing, Vice President

                                   EXHIBIT A

                 SURVEY PLAN AND METES AND BOUNDS DESCRIPTION

                            [GRAPHIC APPEARS HERE]






           [SEAL OF REGISTERED LAND SURVEYOR * U.S. VIRGIN ISLANDS]

        PROPERTY . TITLE . TOPOGRAPHIC. SUBDIVISIONS . LAND CONSULTANTS

                      BRIAN MOSELEY AND ASSOCIATES, INC.

                                                   DWG. NO. 3267-3A

                                                   August 27, 1997

                                                   Lease Area A of Parcel 1-2
                                                   Estate Donoe
                                                   No. 2 New Quarter
                                                   St. Thomas, US Virgin Islands

BOUNDARY DESCRIPTION:

Beginning at a point identified as N 185399.56 E 1030407.07, based on Puerto Rico/US Virgin Islands Lambert Grid projection and common to parcel 1-2, the line runs;

90 00' W a distance of 182.0' on parcel 1-2 to a point, thence

00 00' E a distance of 162.7' on parcel 1-2 to a point, thence

90 00' W a distance of 17.0' on parcel 1-2 to a point, thence

00 00' E a distance of 52.3' on parcel 1-2 to a point, thence

Northerly an arc distance of 24.8' on a right curve whose radius is 40.0' on parcel 1-2 to a point, thence

Easterly an arc distance of 100.0' on a right curve whose radius is 492.6' on parcel 1-2 to a point, thence

85 22' E a distance of 78.6' on parcel 1-2 to a point, thence

00 00' E a distance of 75.5' on parcel 1-2 to a point, thence

90 00' E a distance of 15.0' on parcel 1-2 to a point, thence

00 00' E a distance of 187.2' on parcel 1-2 to the point of origin.

Bearings are correlated to Lambert Grid.

The area is 46,538 sq. ft. / 1.068 acre.

                                       Brian Mosely and Associates, Inc.

                                       /s/ Brian M. Mosely

                                       Brian M. Mosely, RLS #502


          P.O. BOX 301710, ST. THOMAS, U.S. VIRGIN ISLANDS 00803-1710
                                (809) 774-5310